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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 2000


                             BASE TEN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         New Jersey                       0-7100                22-1804206
(State or other jurisdiction           (Commission           (I.R.S. employer
     of incorporation)                 File Number)         identification no.)






          One Electronics Drive
           Trenton, New Jersey                                      08619
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (609) 586-7010


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Item 4.  Changes in the Company's Certifying Accountant

         Previous Independent Accountants. On October 31, 2000, Base Ten Systems, Inc. (the "Company") dismissed PricewaterhouseCoopersLLP ("PWC") as its independent accountants. The dismissal was approved by the Audit Committee of the Company's Board of Directors. The reports of PWC on the Company's financial statements for past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. In connection with its audits for two most recent fiscal years and through October 31, 2000, (i) the Company had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have required references by PWC in its reports on the Company's financial statements for those years if not resolved to the satisfaction of PWC, and (ii) PWC did not advise the Company of any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934. The Company has requested PWC to furnish it with a letter addressed to the SEC stating whether or not it agrees with the foregoing statements. A copy of that letter is filed as Exhibit 16 to this Report.

         New Independent Accountants. On November 3, 2000, the Company engaged Amper, Politziner & Mattia PA ("APM") as its new independent accountants. During the Company's two most recent fiscal years and through November 3, 2000, the Company did not consult with APM on any accounting, auditing, financial reporting or any other matters.

Item 7.  Financial Statements and Exhibits

         (a)  None

         (b)  None

         (c)  Exhibits.

         Exhibit
         Number     Exhibit
         ------     -------

         16 Letter dated November 6, 2000 from PricewaterhouseCoopersLLP regarding change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               BASE TEN SYSTEMS, INC.



Date: November 6, 2000                         By:         /s/ Kenneth Riley
                                                    ---------------------------
                                                              Kenneth Riley,
                                                        Chief Financial Officer
                                                       (Duly Authorized Officer)